UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012 (May 29, 2012)

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 29, 2012, Unilife Corporation (the “Company”) gave notice of non-renewal relating to the employment agreements for R. Richard Wieland, Executive Vice President & Chief Financial Officer; J. Christopher Naftzger, Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer; and Dennis P. Pyers, Vice President, Corporate Controller & Chief Accounting Officer (collectively, the “Executives”). Under the terms of their respective employment agreements, which are set to expire on June 30, 2012, the Company is required to give written notice of non-renewal to each of the Executives at least thirty (30) days before the expiration of their employment agreement. The Company foresees employing the Executives in their current respective capacities as “at will” employees.

The Company has decided as part of its bi-annual review of employment agreements to eliminate such agreements for its executives, except for the Chief Executive Officer and the Chief Operating Officer. This measure will provide the Company with greater flexibility and reduced legal costs as it continues to align its business structure and personnel requirements in line with commercial production and sale of its products to pharmaceutical customers, and additional investment in R&D. The Company intends to give notice of non-renewal to other executives of the Company with employment agreements, in accordance with the notice provisions set forth in their respective employment agreements, as those agreements are set to expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: June 1, 2012	By:	/s/ Alan Shortall
Alan Shortall Chief Executive Officer